                                                                   EXHIBIT 10.35


                                 PROMISSORY NOTE

         For value received, and in accordance with the terms and conditions of the Loan and Security Agreement (the "loan agreement"), the undersigned ("Promisor") promises to pay to Inland Entertainment Corporation, a Utah corporation (the "Corporation"), or order, at 16868 Via Del Campo Court, Suite 200, San Diego, CA. 91217 the sum of FORTY-NINE THOUSAND, FOUR-HUNDRED AND SIXTY-TWO ($49,462.00) DOLLARS with 8 percent interest, fixed rate, per annum, payable in monthly installments of equal amounts on the same date of each month thereafter until paid in full, said installments payable on interest and principal as follows:

1. INTEREST ONLY PAYMENT - INSTALLMENT PERIOD. Promisor shall make interest only payments to the CORPORATION in equal monthly installments of $329.75, the same due and payable on the fifteenth day of each month commencing January 15, 1998 and continuing thereafter until October 15, 1998. At the expiration of said installment period, Promisor and the Corporation may agree to extend the period of interest only installment payments for an additional six (6) months. If the parties elect not to extend said period, the Promisor shall thereafter make payments in accordance with paragraph 2 herein. At any time during this period, Promisor may elect to make additional payments, the same to be applied towards the outstanding principal only.

2. PRINCIPLE AND INTEREST - MONTHLY INSTALLMENTS. Subsequent to the expiration of the interest only payment installment period, Promisor shall pay to the Corporation, in equal monthly installments, the sum of $1,000.00 per month including principal and interest, for a period of thirty-six (36) months commencing November 15, 1998 and continuing through October 15, 2001.

3. BALLOON PAYMENT. That on or about November 15, 2001, Promisor shall pay-in-full, to the Corporation, any and all balance due and owed to the Corporation under the terms and conditions of this promissory note and the loan agreement.

4. LATE CHARGE. Whenever payment of any installment is in default for at least ten (10) days, a penalty in the amount of five (5%) percent on the unpaid installment shall be assessed; and

5. COLLECTION COSTS. Should legal proceedings be instituted to collect any amount due hereunder, a sum equal to all collection costs and expenses, including attorney=s fees shall be assessed and due hereunder.

6. ACCEPTANCE OF LATE PAYMENT. The acceptance by the Corporation of any installment after any default shall not operate to extend the time of payment of any amount then remaining unpaid or constitute a waiver of any of the other rights of the Corporation.

7. COLLATERAL. To secure payment of this note, and of any liability of liabilities of the Promisor to the Corporation, due or to become due, or that may hereafter be contracted or existing, the Promisor has entered into a loan and security agreement with the Corporation, granting the Corporation a security interest in any and all real and personal property set forth and listed on Exhibit "B" to said loan agreement.

8. PREPAYMENT. Promisor, at its election, may make additional payments as against the principal amount due and owed under the terms of the loan agreement and this promissory note. In doing so Promisor shall suffer no prepayment penalty.

9. DEFAULT REMEDIES. In case of default in the payment of this promissory note, the Corporation shall have all rights in the collateral given under the terms and conditions of the loan agreement together with any and all rights and remedies at law or in equity, not inconsistent with the terms and conditions of the loan agreement, existing at the time of said default and as may be enforceable in the State of California.

10. ACCELERATION, WAIVERS. The Corporation may accelerate the due date of this instrument and demand immediate payment whenever default shall occur and the Corporation in good faith believe that the prospect of payment is impaired. The Promisor waives presentment demand, notice of dishonor, protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, or indorsement of this promissory note.

11. MERGER. The terms and conditions of this promissory note shall merge with and become part of any and all previous, subsequent, and collateral agreements, including the loan agreement entered into by and between the Promisor and the Corporation.

12. GOVERNING LAW. The terms and conditions of this promissory note shall be governed, construed, and enforced in accordance with the laws of the State of California, regardless of the laws that may be applicable under the principle of conflicts of law.

         DATED THIS 19TH DAY OF DECEMBER, 1997.


                                                     /s/ CHRISTOPHER WM. VOISIN
                                                     ---------------------------
                                                         Christopher Wm. Voisin


                                       2